EXHIBIT 10.2



                             ADVANCED PHOTONIX, INC.
                               1240 Avenida Acaso
                               Camarillo, CA 93012



                                                      March 9, 2005




VIA FACSIMILE

Bluegrass Growth Fund, Ltd.
c/o Bluegrass Growth Fund Partners LLC
122 East 42nd Street
Suite 2606
New York, New York 10168
Attention:  Brian Shatz
Facsimile:  (212) 202-9624


Ladies and Gentlemen:

     Reference is made to that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of October 11, 2004, by and among Advanced Photonix, Inc. (the "Company"), you and the other investors party thereto, pursuant to which you purchased, and the Company issued, the Initial Notes, Initial Warrants and the Additional Investment Rights. Capitalized terms used but not otherwise defined shall have the meanings assigned to such terms in the Securities Purchase Agreement.

     The Company hereby requests that you consent to the following:

1. Amendment to Definitions in Notes.

     (a) Section 30 of the Notes is amended to include the following definition of "Permitted Bank Debt" in alphabetical order:

          "Permitted Bank Debt" means (i) the Current Credit Facility or (ii) any Indebtedness incurred by the Company from a commercial banking institution as a replacement of the Current Credit Facility; provided, however, that the aggregate amount of all Permitted Bank Debt shall not exceed $6,000,000 of which (A) the aggregate amount of all Permitted Bank Debt (other than Permitted Bank Debt incurred to fund the acquisition of Picotronix, Inc.) shall not exceed $3,000,000 and (B) the aggregate amount of any Permitted Bank Debt incurred to fund the acquisition of Picotronix, Inc. shall not exceed $3,000,000.

     (b)  The   definitions   of   "Interest   Rate",   "Permitted   Acquisition
Indebtedness" and "Permitted Indebtedness" in Section 30 of the Notes are hereby amended and restated to read as follows:

          "Interest Rate" means the Prime Rate plus one percent (1.0%) as of the first Business Day of each Calendar Quarter, or if prior to the first full Calendar Quarter hereunder, as of the Issuance Date, subject to periodic adjustment pursuant to Section 2; provided, however, that such rate shall not at any time be less than six and one-half percent (6.5%).

          "Permitted Acquisition Indebtedness" means the incurrence by the Company of Indebtedness in an amount not to exceed at any one time in the aggregate, $3,000,000; provided that such Permitted Acquisition Indebtedness is (i) incurred in connection with the Permitted Acquisition and the Permitted Acquisition is a bona fide purchase of a product, product line, business or assets not for purposes of incurrence of Indebtedness (the "Acquired Assets"), (ii) on terms reasonably satisfactory to the Required Holders and (iii) not secured by or involving any Lien other than solely on the Acquired Assets.

          "Permitted Indebtedness" means (A) Permitted Bank Debt and (B) Permitted Acquisition Indebtedness.

2. Subordination. You agree, that if in connection with funding the acquisition of Picotronix, Inc. the Company is required to incur Permitted Bank Debt in excess of $3,000,000, to subordinate, pursuant to a form of subordination agreement in form and substance reasonably satisfactory to you, (i) payments of principal and interest under the Notes (other than any interest payments made on regularly scheduled interest dates and interest which is paid-in-kind) to Permitted Bank Debt and (ii) your lien in the assets of the Company to any lien granted by the Company as security in connection with Permitted Bank Debt.

3.  Amendment  to Section  4(p)(ii)(1)  of the  Securities  Purchase  Agreement.
Section 4(p)(ii)(1) of the Securities Purchase Agreement is amended and restated to read as follows:

          "(1) If the Agreement Condition (as defined below in Section 4(p)(iii)) is satisfied on or before March 11, 2005, then on the third Business Day after the date the Agreement Condition is satisfied, the Collateral Agent shall deliver written instructions to the Cash Collateral Bank directing the release of $1,250,000 less any amount previously released pursuant to Section 4(p)(ii)(4) from the Cash Collateral Account to the Company;"

4. Amendment to Section 4(p)(ii)(2)of the Securities Purchase Agreement. Section 4(p)(ii)(2) of the Securities Purchase Agreement is amended and restated to read as follows:

          "(2) If the Transaction Condition (as defined below in Section 4(p)(iii)) is satisfied on or before May 1, 2005, then on the third Business Day after the date the Transaction Condition is satisfied, the Collateral Agent shall deliver written instructions to the Cash Collateral Bank directing the release of the balance of any amount remaining in the Cash Collateral Account to the Company;"

5. Amendment to Section 1(b) of the Initial Warrants. Section 1(b) of the Initial Warrants is amended and restated to read as follows:

          "(b) Exercise Price. For purposes of this Warrant, "Exercise Price" means $1.78, subject to adjustment as provided herein."

6. Amendment to Section 1(b) of the Additional Warrants. Section 1(b) of the Additional Warrants is amended and restated to read as follows:

          "(b) Exercise Price. For purposes of this Warrant, "Exercise Price" means $1.78, (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Subscription Date)."

7. Expense Reimbursement. The Company shall pay upon execution of this letter an expense allowance not to exceed $7,500 for reimbursement of reasonable legal and due diligence expenses incurred in connection with entering into this letter.

     Except as amended or modified by this letter, all other terms and conditions of the Securities Purchase Agreement, Notes and Warrants shall remain in full force and effect. If the foregoing amendments are acceptable to you, please sign in the space indicated below. This letter may be executed in counterparts.

                                            Sincerely,

                                            ADVANCED PHOTONIX, INC.



                                        By: /s/ Richard Kurtz
                                            --------------------------------
                                        Name:  Richard Kurtz
                                        Title: Chief Executive Officer


Agreed and Accepted:

BLUEGRASS GROWTH FUND, LTD.




By: /s/ Brian Shatz
    ---------------------------------
Name:  Brian Shatz
Title: Director